UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 2, 2012

Emmaus Life Sciences, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53072	41-2254389
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

20725 S. Western Avenue, Suite 136, Torrance, CA 90501

(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code 310-214-0065

________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Sr. Vice President Finance; Resignation of Chief Financial Officer

On April 2, 2012, Yasushi Nagasaki became the Senior Vice President, Finance, of Emmaus Life Sciences, Inc. (the “Company”), resigning as the Company’s Chief Financial Officer. Other than his position, Mr. Nagasaki’s employment terms remain the same.

Appointment of New Chief Financial Officer

On April 2, 2012, the Company appointed Peter B. Ludlum as its Executive Vice President and Chief Financial Officer, effective immediately.

Mr. Ludlum, 56, served as the Chief Financial Officer of Energy and Power Solutions, Inc. from April 2008 to March 2012. Mr. Ludlum served as the Financial Compliance Officer from April 2006 to March 2008 and as the Chief Financial Officer from April 2005 to April 2006 of Applied Medical Resources Corporation. Mr. Ludlum also served as the Group Controller for IsoTis S.A. from October 2003 to April 2005. IsoTis S.A. acquired GenSci Regeneration Sciences, Inc. (“GenSci”) in October 2003, where Mr. Ludlum served as GenSci’s Vice President, Finance and Chief Financial Officer from December 1999 to October 2003. Prior to his position at GenSci, Mr. Ludlum served as the Vice President, Finance and Chief Financial Officer of Pacific Biometrics, Inc. from November 1996 to December 1999. Earlier in his career, Mr. Ludlum had worked for Derlan Industries, Ltd. as Corporate Controller and Treasurer and in various positions at Mobil Oil Corporation, and for subsidiaries of Bechtel Corporation and PacifiCorp. Mr. Ludlum is a Certified Management Accountant (CMA). He received a B.S. in Business and Economics with a major in accounting from Lehigh University in 1977 and a Masters in Business Administration with a concentration in Finance from California State University, Fullerton in 1991.

There are no arrangements or understandings between Mr. Ludlum and any other persons pursuant to which Mr. Ludlum was selected as the Company’s Executive Vice President and Chief Financial Officer. Mr. Ludlum has not been party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Ludlum and any director or executive officer of the Company.

Employment Agreement with Peter B. Ludlum

On April 2, 2012, in connection with the appointment of Mr. Ludlum as the Company’s Executive Vice President and Chief Financial Officer, the Company and Mr. Ludlum executed an Executive Employment Agreement (the “Agreement”). A copy of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of Mr. Ludlum’s Agreement in Item 5.02 of this Current Report on Form 8-K is qualified in its entirety by the terms of the Agreement.

Term. The Agreement is for a term of two years, unless terminated earlier. The Company may terminate Mr. Ludlum and his employment agreement at any time and for any reason during the 180 days (and including the 180th day) following the effective date of the employment agreement (the “Initial Employment Period”) by providing written notice to Mr. Ludlum.

Base Salary, Bonus and Other Compensation. Pursuant to the terms of the Agreement, Mr. Ludlum receives a base salary of $180,000 per year, which will be reviewed annually and may be increased at the discretion of the Company, but may not be decreased without Mr. Ludlum’s written consent. Mr. Ludlum is eligible to receive an annual performance bonus (the “Annual Performance Bonus”) based on his performance for the preceding fiscal year as measured against certain targets and goals mutually established by the Company and Mr. Ludlum. No Annual Performance Bonus is contemplated for 2012. The target for the 2013 Annual Performance Bonus will be established by the compensation committee of the board of directors and the Chief Executive Officer. Targets may include the same criteria described in the Company’s 2011 Stock Incentive Plan. Mr. Ludlum is also eligible to receive paid vacation, and participate in health and other benefit plans and will be reimbursed for reasonable and necessary business expenses.

1

Equity Compensation. Effective December 31, 2012 and at the end of each calendar year on December 31st or as soon as reasonably practicable after each such December 31st (each a “Grant Date”), the compensation committee of the board of directors may grant ten-year options to purchase shares of the Company’s common stock to Mr. Ludlum based on his performance for the previous year. There is no predetermined option grant for Mr. Ludlum for 2012. Any unvested options will vest upon a change of control (as defined below) or any termination of Mr. Ludlum’s employment other than a termination by Mr. Ludlum, a termination of Mr. Ludlum by the Company for cause or during the Initial Employment Period. If Mr. Ludlum is terminated for any reason other than (i) cause, (ii) death or (iii) disability or retirement, each option granted to Mr. Ludlum, to the extent that it is exercisable at the time of such termination, will remain exercisable for the 90 day period following such termination, but in no event following the expiration of its term. In the event Mr. Ludlum is terminated for cause, each outstanding option granted to Mr. Ludlum will terminate at the commencement of business on the date of such termination. If Mr. Ludlum’s employment terminates on account of death, disability or, with respect to any non-qualified stock option, retirement, each vested option will remain exercisable by Mr. Ludlum (or Mr. Ludlum’s legal representatives, heirs or legatees) for the one year period following such termination, but in no event following the expiration of its term.

Severance Compensation.  If Mr. Ludlum’s employment is terminated for any reason, other than without cause or good reason, he will be entitled to receive his base salary prorated through the termination date, any expense reimbursement due and owing for reasonable and necessary business expenses, and unpaid vacation benefits (the “Voluntary Termination Benefits”). If Mr. Ludlum’s termination is due to death or disability, he will receive the Voluntary Termination Benefits and an amount equal to six (6) months of his target annual performance bonus, and for a termination due to disability only, provided Mr. Ludlum signs a binding release of all claims relating to his employment (a “Release”), six (6) additional months of his or her base salary to be paid out over a six (6)-month period and payment of COBRA benefits of up to six (6) months following the termination. If Mr. Ludlum is terminated without cause after the Initial Employment Period or resigns with good reason (not within one (1) year following a change in control), he will receive the Voluntary Termination Benefits and, provided he signs a Release, a severance package equal to six (6) months of his base salary to be paid out over a six (6)-month period, a pro-rata amount of the targeted annual performance bonus based on his achievement of applicable terms or performance goals at the time of termination, and payment of COBRA benefits of up to six (6) months following the termination.

Termination with cause includes a proven act of dishonesty, fraud, embezzlement or misappropriation of Company proprietary information; a conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude; willful misconduct which cannot be cured on reasonable notice to the officer; or the officer’s habitual failure or refusal to perform his duties if such failure or refusal is not cured within 20 days after receiving written notice thereof from the board of directors. Good reason includes a reduction of more than 25% to Mr. Ludlum’s base salary or other compensation (except as part of a general reduction for all executive employees); a material diminution in Mr. Ludlum’s authority, responsibilities, reporting or job duties (except for any reduction for cause); or the Company’s material breach of the Agreement. Mr. Ludlum may terminate the Agreement for good reason if he provides written notice to the Company within ninety (90) days of the event constituting good reason and the Company fails to cure the good reason within thirty (30) days after receiving such notice.

Change of Control.    The Agreement will not be terminated upon a change of control. A change of control means any merger or reorganization where the holders of the Company’s capital stock prior the transaction own fewer than 50% of the shares of capital stock after the transaction, an acquisition of 50% of the voting power of the Company’s outstanding securities by another entity, or a transfer of at least 50% of the fair market value of the Company’s assets. Upon Mr. Ludlum’s termination without cause or good reason that occurs within one (1) year after a change of control, provided such termination is after the Initial Termination Period, Mr. Ludlum will receive the Voluntary Termination Benefits and, provided he signs a Release, a severance package equal to one (1) year of his base salary to be paid out over a twelve (12)-month period, an amount equal to the full year targeted annual performance bonus, and payment of COBRA benefits of up to twelve (12) months following the termination. In addition, Mr. Ludlum’s unvested equity awards will vest upon such termination and he will have 4 months in which to sell or exercise such awards (subject to expiration of the term of such options). The shares will also be free from all lock-up or other contractual restrictions upon the free sale of shares that are subject to waiver solely by the Company upon such termination.

2

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title
10.1	Executive Employment Agreement dated April 2, 2012 between Emmaus Life Sciences, Inc. and Peter B. Ludlum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2012	Emmaus Life Sciences, Inc.

	By:	/s/ Willis Lee, MS
	Name:	Willis Lee, MS
	Title:	Chief Operating Officer

Exhibit Index

Exhibit Number	Exhibit Title
10.1	Executive Employment Agreement dated April 2, 2012 between Emmaus Life Sciences, Inc. and Peter B. Ludlum.